UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
to
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SILVERADO GOLD MINES LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0045034
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

1111 West Georgia Street, Suite 505
Vancouver, British Columbia, Canada	V6E 4M3
(Address of principal executive offices)	(Zip Code)

2006-II Stock Option Plan
(Full title of the plan)

Garry L. Anselmo, President
1111 West Georgia Street, Suite 505
Vancouver, British Columbia, Canada
(604) 689-1535

copies to:

Mark Y. Abdou
Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(310) 208-1182
(Name and address and telephone of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of Securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered	registered	share (1)	price(1)	registration fee (1)
Common Stock	28,000,000	$0.13	$3,640,000	$389.48

(1) Previously remitted in connection with the Registrant’s filing of the Registration Statement on Form S-8 filed on March 31, 2006.

EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 (the “Amendment No. 1”) to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on March 31, 2006, is filed solely to include the Consent of Registered Independent Public Accounting Firm of Amisano Hanson, Chartered Accountants, as Exhibit No. 23.1. Except as described herein, no other changes have been made to the Registration Statement on Form S-8.

Exhibit 23.1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion by reference in the Company’s Form S-8 Registration Statement to be filed with the United States Securities and Exchange Commission with respect to the Company’s 2006-II Stock Option Plan of our report dated February 21, 2005, except as to Note 17 which is at February 20, 2006, on the consolidated balance sheet of the Company and its subsidiary as of November 30, 2004 and the related consolidated statements of operations and other comprehensive income, cash flows and stockholders’ equity (deficiency) for the year ended November 30, 2004 (which report expresses an unqualified opinion and contains explanatory paragraphs which indicate that the accompanying financial statements have been prepared assuming that the Company will continue as a going concern).

Vancouver, Canada	“AMISANO HANSON”
April 5, 2006	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net

SIGNATURES

          Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on April 6, 2006.

SILVERADO GOLD MINES LTD.

By:	/s/ Garry L. Anselmo
Garry L. Anselmo, President
(Principal Executive Officer)
(Principal Financial and Accounting
Officer)

          Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on April 6, 2006.

/s/ Garry L. Anselmo
Garry L. Anselmo	Director

/s/ James F. Dixon
James F. Dixon	Director

/s/ Stuart McCulloch
Stuart McCulloch	Director